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                              EX-10.5
                              Preferred Stock Exchange Ageement


                                                                    Exhibit 10.5


                       PREFERRED STOCK EXCHANGE AGREEMENT

     THIS PREFERRED STOCK EXCHANGE AGREEMENT ("Agreement") is entered into as of the 15th day of June, 1995, by and among LAMBDA III, L.P., a limited partnership ("Lambda III") and LAMBDA CFD `87, L.P., a limited partnership ("Lambda CFD") (Lambda III and Lambda CFD being sometimes hereinafter collectively referred to as "Lambda"), and SUPERSHUTTLE INTERNATIONAL, INC., a Delaware corporation ("SSI"), with reference to the following facts:

     WHEREAS, Lambda III currently owns 78,741 shares of SSI's Series A Convertible Preferred Stock (the "Series A Preferred"), having an aggregate liquidation value of approximately $1,000,000, and Lambda CFD currently owns 3,937 shares of Series A Preferred, having an aggregate liquidation value of approximately $60,000; and

     WHEREAS, pursuant to Section 5 of the Certificate of Designation for the Series A Preferred, Lambda has certain rights to require the redemption of the Series A Preferred; and

     WHEREAS, SSI desires that Lambda extend its investment in SSI; and

     WHEREAS, SSI has designated a new series of preferred stock, designated "Series B Convertible Preferred Stock" (the "Series B Preferred") and ULLICO, Inc., a Maryland corporation ("ULLICO"), proposes to purchase a total of 339,477 shares of Series B Preferred, at a purchase price of Eight and 8371/10,000 Dollars ($8.8371) per share, pursuant to that certain Stock Purchase Agreement, dated as of June ___, 1995 (the "Stock Purchase Agreement"); and

     WHEREAS, SSI has agreed to provide Lambda with certain information requested by Lambda, as more fully set forth in that certain letter from Lambda to SSI dated April 28, 1995 (except items 1, 6 and & of such letter); and

     WHEREAS, Lambda and SSI have agreed on the terms and conditions pursuant to which Lambda will exchange the shares of Series A Preferred currently held by Lambda for shares of Series B Preferred;

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

     1. Exchange of Preferred Stock. Concurrently with the closing of the purchase of Series B Preferred by ULLICO pursuant to the Stock Purchase Agreement, Lambda will exchange all of its shares of Series A Preferred for shares of Series B Preferred, at the rate of 1.6933 shares of Series B Preferred for each one (1) share of Series A Preferred, with any fractional shares which would have been issuable being paid in cash at the rate of Eight and 8371/10,000 Dollars ($8.8371) per share.

     2. Rights of Lambda. The rights of Lambda as a holder of Series B Preferred shall be as determined by the Certificate of


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Designation for the Series B Preferred; provided, however, that all rights of
Lambda under that certain Convertible Preferred Stock Purchase Agreement, dated as of September 24, 1987 (the "Lambda Agreement") shall continue in full force and effect, except as hereinafter expressly provided:

          2.1. Registration Rights; Restrictions on Transferability. All rights and obligations of Lambda under Section 8 of the Lambda Agreement are hereby superseded in their entirety by the following:

               (a) Restrictions on Transferability. The Convertible Preferred and the Common Stock issuable upon conversion of the Convertible Preferred shall not be transferable except upon the conditions specified in this Section 2.1, which conditions are intended to insure compliance with the provisions of the Securities Act. Lambda will cause any proposed transferee of such securities held by Lambda to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.1.

               (b) Certain Definitions. As used in this Section 2.1, the following terms shall have the following respective meanings:

                    "Commission" shall mean the Securities and Exchange
               Commission or any other federal agency at the time administering the Securities Act.

                    "Securities Act" shall mean the Securities Act of 1933, as amended or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                    "Restricted Securities" shall mean the securities of SSI
               required to bear the legend set forth in Section 2.1(c) hereof.

                    "Registrable Securities" means (i) shares of the Convertible
               Preferred, whether issued to Lambda or to ULLICO pursuant to the Stock Purchase Agreement, (ii) shares of Common Stock issuable upon conversion of the Series B Preferred, and (iii) shares of Common Stock issued pursuant to the exercise of the Warrants issued to ULLICO pursuant to the Stock Purchase Agreement.

                    The terms "registered," "registered" and "registration"
               refer to a registration effected by preparing and filing a registration statement with the Commission in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

                    "Registration Expenses" shall mean all expenses incurred by
               SSI in complying Sections 2.1(e) and 2.1(f) hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for SSI, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the


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               compensation of regular employees of SSI which shall be paid in any event by SSI).

                    "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale and all fees and disbursements of counsel for any Holder.

                    "Holder" shall mean any holder of Registrable Securities
               subject to this Agreement, or issued pursuant to the Stock Purchase Agreement.

                    "Initiating Holders" shall mean any Holders requesting
               registration of any Registrable Securities pursuant to Sections
               2.1 (e) and 2.1(f) hereof, or pursuant to the provisions of the Stock Purchase Agreement.

               (c) Restrictive Legend. Each certificate representing (i) the Series B Preferred, and (ii) shares of SSI's Common Stock issued upon conversion of the Series B Preferred, shall (unless otherwise permitted by the provisions of Section 2.1(d) below) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

               THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION.

               (d) Notice of Proposed Transfers. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.1(d). Prior to any proposed transfer of any Restricted Securities, unless
          (i) there is in effect a registration statement under the Securities Act covering the proposed transfer, or (ii) the Board of Directors of SSI excuses compliance with this Section 2.1(d) in writing, the Holder thereof shall give written notice to SSI of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in pro rata distributions by the Holder to its partners or shareholders or transactions in compliance with Rule 144) by either (1) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to 551 addressed to SSI and reasonably satisfactory in form and substance to SSI's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or any applicable state securities laws, or



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          (2) a "no action" letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto (and an equivalent letter or interpretive opinion from the agency or agencies administering any applicable state securities laws), whereupon the Holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to SSI. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth in
          Section 8.3 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for SSI such legend is not required in order to establish compliance with any provisions of the Securities Act.

               (e) Demand Registration.

               (i) Request for Registration. In case SSI shall receive from Initiating Holders a written request that SSI effect any registration with respect to all or a part of the Registrable Securities, SSI will, on one (1) occasion only (except with respect to registrations on Form S-3, if registration on such Form is available, which registrations may, subject to the restrictions set forth below in this Section 2.l(e)(i), be requested at any time and from time to time):

                    (1) promptly give written notice of the proposed
               registration to all other Holders; and


                    (2) as soon as practicable, use its diligent best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request received by SSI within 15 business days after receipt of such written notice from SSI; provided that SSI shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this
               Section 2.1(e):

                         (a) In any particular jurisdiction in which SSI would
                    be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless SSI is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                         (b) Within six (6) months immediately following the
                    effective date of any registration statement pertaining


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                    to securities of SSI (other than a registration with respect to an employee benefit plan);

                         (c) If the Holders propose to sell a number of shares
                    of Registrable Securities having an aggregate proposed offering price to the public of less than $5,000,000.

          Subject to the foregoing clauses (a) through (c), SSI shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders; provided, however, that if SSI shall furnish to such Holders a certificate signed by the President of SSI stating that in the good faith judgment of the Board of Directors of SSI, it would be seriously detrimental to SSI and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, SSI shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; provided, however, that SSI may only exercise such right once within any 12 month period.

          The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 2.1(e) (ii) below, include other securities of SSI which are held by persons who, by virtue of agreements entered into with SSI in connection with the issuance of securities subsequent to the date of this Agreement, are entitled to include their securities in such registration; provided, however, that such agreements shall not be inconsistent with the registration priorities provided in this Agreement.

          (ii) Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise SSI as a part of their request made pursuant to Section 2.1(e) and SSI shall include such information in the written notice referred to in Section 2.1(e) (i) (1). The right of any Holder to registration pursuant to Section 2.1(e) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

          If, by virtue of agreements entered into subsequent to the date of this Agreement, the holders of other securities of SSI (the "Other Holders") request and are entitled to inclusion in such registration, the Initiating Holders shall, on behalf of all Holders, offer to the Other Holders that such other securities be included in the underwriting and may condition such offer on the acceptance by such Other Holders of the further provisions of this paragraph 2.1(e). SSI shall (together with all Holders and Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of



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     the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders.

          Notwithstanding any other provision of this Section 2.l(e), if the representative of the underwriter or underwriters advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders and Other Holders of securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities and such other securities that may be included in the registration and underwriting shall be allocated first among the Initiating Holders and Holders thereof in proportion, as nearly as practicable, as the respective amounts of Registrable Securities held by the Initiating Holders and Holders bear to the total amount of Registrable Securities. Thereafter any remaining number of shares which are not excluded by the representative shall be allocated among the Other Holders in such proportion as the respective number of shares each such Other Holder requests to be included in such registration bears to the total number of shares all Other Holders request be included. All Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall not be included in such registration.

          If any Holder of Registrable Securities, or Other Holder of other securities entitled (upon request) to be included in such registration, disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to SSI, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of Registrable Securities or other securities to be underwritten, SSI may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities and other securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

          (f) SSI Registration.

          (i) If at any time or from time to time, SSI shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, SSI will:

               (1) promptly give to each Holder written notice thereof (which shall include a list of the jurisdictions in which SSI intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and



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               (2) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from SSI, by any Holder or Holders, except as set forth in 2.1(f) (ii) below.

          (ii) Underwriting. If the registration of which SSI gives notice is or a registered public offering involving an underwriting, SSI shall so advise the Holders as a part of the written notice given pursuant to Section 2.1(e) (i). In such event the right of any Holder to registration pursuant to Section 2.1(f) shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with SSI and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by SSI.

          Notwithstanding any other provision of this Section 2.1(f), if the underwriter determines that marketing factors require a limitation of the number of shares to be registered, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. SSI shall so advise all Holders and any other holders of "piggyback" registration rights (the "Other Shareholders"), and the number of shares of Registrable Securities and shares held by Other Shareholders that may be included in the registration and underwriting shall be allocated among all Holders and Other Shareholders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities and shares held by Other Shareholders entitled to inclusion in such registration held by all such Holders and Other Shareholders at the time of filing the registration statement. If any Holder or other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to SSI and the underwriter. Any Registrable Securities or shares held by other Shareholders excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (g) Expenses of Registration. All Registration Expenses incurred in connection with the registration, qualification or compliance pursuant to
     Section 2.1(e) shall be borne by SSI. Notwithstanding the above, SSI shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1(e) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (which Holders shall bear such expenses); provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of SSI from that known to the Holders at the time of their registration request, then the Holders shall not be required to pay any of such expenses. All Registration Expenses incurred in



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     connection with any piggyback requests pursuant to Section 2.1(f) shall be borne by SSI. All Selling Expenses shall be borne by the Holders of such securities pro rata on the basis of the respective number of shares so registered.

          (h) Registration Procedures. In the case of each registration, qualification or compliance effected by SSI pursuant to this Section 2.1, SSI will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense SSI will:

               (i) Keep such registration, qualification or compliance effective for a period of 120 days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; and

               (ii) Furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request.

          (i) Termination of Registration Rights. The registration rights granted pursuant to this Section 2.1 shall terminate as to each Purchaser at such time as all shares acquired by such Purchaser pursuant to this Agreement (including share of Series B Preferred and shares of Common Stock issued upon conversion of the Series B Preferred) shall constitute less than Three Percent (3%) of the outstanding shares of SSI.

          (j) Indemnification.

          (i) SSI will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2.1, and each underwriter, if any, and each person who controls any underwriter, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by SSI of any rule or regulation promulgated under the Securities Act applicable to SSI and relating to action or inaction required of SSI in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors or partners, as the case may be, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that SSI and the Selling Shareholder


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     will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to SSI by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

          (ii) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify SSI and its directors and officers, each legal counsel and independent accountant of SSI, each underwriter, if any, of SSI's securities covered by such a registration statement, each person who controls SSI or such underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse SSI, such Holders, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to SSI by an instrument duly executed by such Holder and stated to be specifically for use therein.

          (iii) Each party entitled to indemnification under this Section 2.1(j) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this
     Section 2.1, unless such failure to give prompt notice is prejudicial to the Indemnifying Party's ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement-which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Section 2.1(j) shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.


          (iv) If the indemnification provided for in this Section 2.1(j) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any expenses, claims, losses, damages, liabilities and actions referred to in Section 2.1(j) (i), then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such expenses, claims, losses, damages, liabilities and actions in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such expenses, claims, losses, damages, liabilities and actions as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

          (k) Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to SSI such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as SSI may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.1.

          (1) Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of SSI, SSI agrees to:

               (i) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after 90 days after the effective date of the first registration under the Securities Act filed by SSI for an offering of its securities to the general public;

               (ii) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of SSI under the Securities Act and the Securities Exchange Act of 1934, as amended (at any time after it has become subject to such reporting requirements);

               (iii) So long as Purchaser owns any Restricted Securities to furnish to the Purchaser forthwith upon request a written statement by SSI as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by SSI for an offering of its securities to the general public), and of the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of SSI, and such other reports and documents of SSI as Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing Purchaser to sell any such securities without registration.

          (m) Transfer of Registration Rights. The rights to cause SSI to register securities granted Purchasers under Sections 2.1(e) and 2.1(f) may be not be assigned or transferred by the Purchaser without the prior written consent of SSI.

          (n) "Market Stand-off" Agreement. Any Holder holding any outstanding Common Stock acquired pursuant to this Agreement at such time, if requested by SSI or an underwriter of Common Stock (or other securities) of SSI, shall agree not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of SSI acquired pursuant to this Agreement held by such Purchaser during the 120 day period following the effective date of a registration statement of SSI filed under the Securities Act of 1933, as amended, provided that all Holders holding any of the outstanding Common Stock and all officers and directors of SSI enter into similar agreements. Such agreement shall be in writing in the form satisfactory to SSI and such underwriter. SSI may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 120 day period.

     2.2. Other Rights of Lambda. The other rights of Lambda as provided in the Lambda Agreement shall continue in full force and effect, except as follows:

          (a) Reporting. In lieu of the information and reports to which Lambda is entitled pursuant to Sections 7.1 through 7.5, inclusive, of the Lambda Agreement, Lambda shall be entitled to receive the reports given to ULLICO pursuant to Section 6.1 of the Stock Purchase Agreement.

          (b) Covenants Waived. Lambda hereby waives the provisions of Sections 7.5, 7.6, 7.7 of the Lambda Agreement, and further agrees that the provisions of Section 7.9 shall apply only to Mitch Rouse.

          (c) Termination of Covenants. Notwithstanding any other term or provision hereof, or of the Lambda Agreement, all rights of Lambda and covenants of SSI, excepting only those provided in Section 2.1 of this Agreement, and expressly including those provided in

     Section 9 and 10 of the Lambda Agreement, shall terminate upon the occurrence of a "Triggering Event." As used herein, "Triggering Event" shall mean and include the first to occur of any of the following events:

               (i) the successful completion of a public offering by SSI of securities of SSI pursuant to a Registration Statement filed with the Securities and Exchange Commission (other than a registration on Form S-8 of a similar form contemplating the registration of securities for an employee equity or benefit plan), at an offering price (after giving effect to any adjustments to the common stock of SSI after the date hereof) of not less than Twelve Dollars ($12) per share of common stock (prior to underwriting commissions and offering expenses) and an aggregate initial offering price to the public of not less than Seven Million Five Hundred Thousand Dollars ($7,500,000); or

               (ii) the completion of a merger of SSI with or into any other corporation or entity (other than a merger with a wholly-owned subsidiary of SSI, or a merger solely for the purpose of changing the domicile and state of incorporation of SSI); or

               (iii) the completion of a sale of all or substantially all of the assets of SSI in a single transaction or a series of related transactions; or

               (iv) the completion of a sale of all or substantially all of the outstanding securities of SSI by the holders thereof in a single transaction or a series of related transactions; or

               (v) any transaction or event, expressly including but not limited to one or more sales or transfers by Lambda, as a result of which Lambda is no longer the holder of Common Stock (or Series B Preferred Stock convertible into Common Stock) equal to at least Three Percent (3%) of the total number of shares of Common Stock of SSI outstanding, on a fully-diluted basis.

     2.3. Election of Directors. As soon as is practicable after the exchange provided for herein, and at each meeting of the shareholders of SSI thereafter at which directors are elected, Lambda shall have the right to nominate and elect to the Board of Directors one (1) individual to be selected by Lambda; provided, however, that at any meeting of shareholders for the purpose of electing persons to the Board of Directors, the holders of Series B Preferred Stock shall have the right to nominate and elect only a total of three (3) individuals selected by all holders of Series B Preferred, including any such persons who are already directors. Lambda agrees and acknowledges that, SSI may require any such prospective nominee to complete and return a questionnaire, in form and substance suitable to SSI. Lambda further agrees and acknowledges that the Certificate of Designation of the Series B Preferred provides that the holders of the Series B Preferred will have the right to elect a total of three
(3) persons to the Board of Directors of SSI. Lambda further acknowledges and agrees that Lambda will have the right to designate and elect one (1) of these three directors, and ULLICO will have the right to designate and elect two (2) of these three directors. No consultation or agreement between or among ULLICO and Lambda shall be necessary prior to the nomination or election by either party of such directors, and the right of ULLICO to nominate and elect two (2) directors and the right of Lambda to nominate and elect one (1) director shall be independent.

     SSI agrees to reimburse all directors for the reasonable expenses incurred by such director in attending meetings of the Board of Directors, including travel and lodging. To the extent that the Board of Directors elects to compensate directors for attendance at meetings of the Board of Directors, the designees of Lambda shall receive compensation on the same basis as any other director. SSI shall investigate and, to the extent feasible, obtain a policy or policies of directors' and officers' liability insurance, in such policy amounts as the Board of Directors of SSI shall deem appropriate. In addition, SSI shall enter into indemnification agreements with each director, providing for indemnification of such director to the maximum extent permitted by applicable law.

                                   SECTION 3.

                                  MISCELLANEOUS

     3.1. Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the State of California.

     3.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

     3.3. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     3.4. Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

     3.5. Notices, etc. All notices and other communications required or permitted hereunder shall be deemed given when received by the addressee, shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise' delivered by hand or by messenger, addressed as follows:

          (a)  If to Lambda:

               Lambda Fund Management, Inc.
               380 Lexingtion Avenue
               54th Floor
               New York, NY 10068
               Attn:  Tony Lamport

          (b)  If to SSI:

               SuperShuttle International, Inc.
               2129 West Rosecrans Avenue
               Gardena, CA 90249
               Attn:  Mitch Rouse

or at such other address as the Purchaser or SSI shall have furnished to the other in writing.

     3.6. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereunder, upon any breach or default under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to any party, shall, be cumulative and not alternative.

     3.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Purchasers, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     3.8. Severability. In the event that any provision of this agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this agreement to any party.

     The foregoing agreement is hereby executed as of the date first above written.


                                          LAMBDA III, L.P.,
                                          a limited partnership
                                          By: Lambda III Capital Partners, L.P.,
                                              General Partner
                                          By: Lambda Management, L.P.,
                                              General Partner


                                          By:
                                             -----------------------------------
                                             General Partner



                                          LAMBDA CFD '87, L.P.,
                                          a limited partnership
                                          By: Lambda Managment, L.P.,
                                              General Partner


                                          By:
                                             -----------------------------------
                                             General Partner



                                          SUPERSHUTTLE INTERNATIONAL, INC.,
                                          a Delaware corporation


                                          By: /s/  [ILLEGIBLE]
                                             -----------------------------------
                                          Its: Chairman & CEO
                                             -----------------------------------
to be illegal, unenforceable or void, this agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this agreement to any party.

     The foregoing agreement is hereby executed as of the date first above written.


                                          LAMBDA III, L.P.,
                                          a limited partnership
                                          By: Lambda III Capital Partners, L.P.,
                                              General Partner
                                          By: Lambda Management, L.P.,
                                              General Partner


                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                             General Partner



                                          LAMBDA CFD '87, L.P.,
                                          a limited partnership
                                          By: Lambda Managment, L.P.,
                                              General Partner


                                          By: /s/ [ILLEGIBLE]
                                             -----------------------------------
                                             General Partner



                                          SUPERSHUTTLE INTERNATIONAL, INC.,
                                          a Delaware corporation


                                          By: /s/  [ILLEGIBLE]
                                             -----------------------------------
                                          Its: Chairman & CEO
                                             -----------------------------------